UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2006

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Performance Goals under Short Term Incentive Plans

On March 27, 2006, the Compensation Committee of the Board of Directors of Irwin Financial Corporation (the "Corporation") approved the performance goals for 2006 applicable to the Amended and Restated Short Term Incentive Plan for the Corporation, Irwin Commercial Finance ("ICF"), Irwin Union Bank ("IUB") and Irwin Home Equity Corporation ("IHE") (collectively, the "Short Term Incentive Plans"). The Corporation's shareholders approved each Short Term Incentive Plan at the Annual Meeting of Shareholders in 2004. The Short Term Incentive Plans are included as exhibits to the Corporation's 2004 Proxy Statement, which was filed with the Securities and Exchange Commission on March 18, 2004. William Miller, Thomas Washburn, Gregory Ehlinger, Matthew Souza, Brad Kime, Joseph LaLeggia and Jocelyn Martin-Leano participate in the Corporation's Short Term Incentive Plan. Mr. Kime, President of IUB, also participates in IUB's Short Term Incentive Plan. Mr. LaLeggia, President of ICF, also participates in ICF's Short Term Incentive Plan. Ms. Martin-Leano, Interim President of IHE, also participates in IHE's Short Term Incentive Plan.

The Compensation Committee determined that the performance goals under each Short Term Incentive Plan will be based upon return on equity. Bonuses payable to executive officers under the Corporation's Short Term Incentive Plan will be based on the Corporation's return on equity for 2006. Similarly, bonuses payable to executive officers under each Short Term Incentive Plan for ICF, IUB and IHE (the "Subsidiaries") will be based on each respective Subsidiary's return on equity for 2006. The definition of return on equity for this purpose is calculated using net income for the Corporation or a Subsidiary, as applicable, as determined under generally accepted accounting principles divided by average shareholders' equity. The Compensation Committee will compare the financial performance of the Corporation or a Subsidiary, as applicable, as of December 31, 2006 against the applicable targeted performance goal for return on equity. The Compensation Committee may reduce any bonus payment determined under a Short Term Incentive Plan in its sole discretion. The Compensation Committee shall certify in writing prior to payment the extent to which the return on equity performance goal under a Short Term Incentive Plan has been satisfied and the amounts to be paid as a result thereof.

Performance Unit Grants under Long-Term Incentive Plans

On March 27, 2006, the Compensation Committee approved the grant of performance units for certain executive officers under the Amended and Restated Performance Unit Plans for ICF, IUB and IHE (collectively, the "Performance Unit Plans"). Each of the Performance Unit Plans and the performance units granted thereunder are subject to shareholder approval at the Annual Meeting of Shareholders on April 6, 2006. The Performance Unit Plans are included as exhibits to the Corporation's 2006 Proxy Statement, which was filed with the Securities and Exchange Commission on March 17, 2006.

The following table sets forth the aggregate number of performance units granted to certain of the Corporation's executive officers under the Performance Unit Plans for the January 1, 2006 through December 31, 2008 three-year performance cycle:

	Number of Units in IUB	Number of Units in ICF	Number of Units in IHE
Mr. Kime, President, IUB	1,187	0	0
Mr. LaLeggia, President, ICF	0	1,406	0
Ms. Martin-Leano, Interim President, IHE	0	0	937

Each performance unit represents a right to receive a cash payment based upon the incremental cash value of the applicable Subsidiary from 2006 through 2008 as determined by an independent appraisal, subject to performance and service vesting conditions. Performance vesting is based upon achieving certain thresholds in the average return on equity of the applicable Subsidiary. Service vesting generally is based on continued employment with the Subsidiary until the end of the three-year plan cycle (except with respect to the IUB Performance Unit Plan, which generally is based on continued employment until the date the cash payment is made).

The initial value of each performance unit is $100. The eventual value of each performance unit upon vesting and payment will be based upon an independent valuation of the applicable Subsidiary. The Compensation Committee may reduce these awards based on such factors as it deems appropriate in its sole discretion, and in no event will more than $2 million be paid to an executive officer with respect to any of these grants regardless of the level of return on equity.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: March 31, 2006	By: /s/ Gregory F. Ehlinger _______________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer